Exhibit 99.1

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

Pebblebrook Hotel Trust Announces Monetization of Rooftop Wireless Leases and Provides Update on Fourth Quarter Operating Performance

Bethesda, MD, January 25, 2021 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it monetized 14 rooftop wireless leases, including the assignment of future wireless rooftop leases, through the granting of long-term easements at 11 of the Company’s properties. This transaction generated net proceeds of $12.0 million and reflects a 5.5% net income capitalization rate based on 2020 operating results. In addition, the Company agreed to a strategic marketing and revenue sharing agreement for future rooftop wireless assets at the Company’s 11 hotels and resorts included in this transaction with the third-party assignee of the leases.

Proceeds from the transaction will be utilized for general business purposes, which may include reducing the Company’s outstanding debt.

Update on Fourth Quarter Operating Performance

The Company also provided an update on its fourth-quarter operating performance, which remains in-line with its prior expectations. As anticipated, the Company’s Hotel EBITDA for December 2020 was slightly lower than November 2020’s performance. Additionally, at the Company’s opened hotels, its 31 independent or small-branded hotels and resorts achieved positive Hotel EBITDA compared to the Company’s 6 major-branded hotels, which had negative Hotel EBITDA.

The Company issued an updated investor presentation on its website with additional details on fourth quarter operating performance, including improvements in liquidity and the Company’s balance sheet.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly-traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 53 hotels, totaling approximately 13,200 guest rooms across 14 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: the anticipated use of proceeds and the possibility of the Company monetizing additional rooftop wireless assets. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S.

economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the SEC on March 24, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of January 25, 2021. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com